UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 31, 2019
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CLOUDERA, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001‑38069 (Commission File Number)	26‑2922329 (I.R.S. Employer Identification Number)
395 Page Mill Road Palo Alto, CA 94306
(Address of principal executive offices and zip code)
(650) 362‑0488
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.00005 per share	CLDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

As previously disclosed in the Current Report on Form 8‑K filed by Cloudera, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 5, 2019, Mr. Thomas J. Reilly has agreed to resign from his position as the Chief Executive Officer (“CEO”) of the Company. As a result, on July 31, 2019, Mr. Reilly has provided a letter of resignation confirming his resignation as the CEO and also resigning from the board of the directors of the Company (the “Board”) and all committees of the Board of which he is a member, and all other positions he holds with the Company or any subsidiary of the Company, effective as of the close of business on July 31, 2019.

(e)

On July 31, 2019, the Company entered into a letter agreement (the “Interim CEO Agreement”) with Mr. Martin Cole, who is a member of the Board and became the Interim Chief Executive Officer of the Company (the “Interim CEO”), effective as of August 1, 2019.  The Interim CEO Agreement has no specific term and constitutes at‑will employment.

The Interim CEO Agreement provides for, effective as of July 1, 2019, the date on which Mr. Cole commenced a transition period for the role of Interim CEO, a monthly stipend equal to $40,000, which will be reduced by any cash director fees paid to Mr. Cole in a month while he serves as Interim CEO. The Interim CEO Agreement also provides for the grant of restricted stock units under the Company’s 2017 Equity Incentive Plan to acquire 577,035 shares of the Company’s Common Stock (the “RSUs”). The RSUs will vest quarterly commencing July 1, 2019 as follows: 37.50% on September 30, 2019, 31.50% on December 31, 2019, and 15.50% each on March 31, 2020 and June 30, 2020, subject in each case to Mr. Cole remaining as the Interim CEO on the vesting date. If Mr. Cole terminates service as the Interim CEO (other than for Cause (as defined in the Interim CEO Agreement)), and so long as he provides services as Interim CEO for at least one day during any quarterly vesting period, (i) the total number of RSUs subject to vesting during the quarterly vesting period during which such termination occurs shall accelerate and vest in full and (ii) all further vesting shall cease and any then‑unvested RSUs (after giving effect to the acceleration in subsection (i)) shall be automatically cancelled and forfeited. Upon a Change in Control (as defined in the Interim CEO Agreement), unvested RSUs will accelerate in full, provided that Mr. Cole executes a general release of claims in favor of the Company and agrees not to take any legal action based on such claims.

The foregoing summary of the Interim CEO Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Interim CEO Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10‑Q for the quarter ending July 31, 2019.

On July 31, 2019, the Company entered into an offer letter amendment (the “Amendment”) with Arun Murthy, the Company’s Chief Product Officer, amending his original offer letter with the Company, dated December 31, 2018 (the “Offer Letter”), to modify the vesting provisions of a retention restricted stock unit award promised to be granted in Mr. Murthy’s Offer Letter to acquire such number of shares of the Company’s common stock equal to $8.0 million divided by the 10-day closing price average for the period prior to the closing of the Company’s merger with Hortonworks, Inc. (the “Retention RSU”) such that the Retention RSU will vest as follows: (i) 80% of the shares subject to the Retention RSU will vest quarterly over a three‑year period following December 15, 2019, subject to Mr. Murthy’s continued employment with the Company, as set forth in the Offer Letter and (ii) the remaining 20% of the shares subject to the Retention RSU will vest 50% on December 15, 2019 and 50% on December 15, 2020, subject to Mr. Murthy’s continued employment with the Company, as set forth in the Amendment. The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10‑Q for the quarter ending July 31, 2019.

The information reported in Item 8.01 of this Current Report on Form 8‑K is incorporated herein by reference.

Item 8.01. Other Events.

On July 31, 2019, the Company and Mr. Thomas J. Reilly, the Company’s departing Chief Executive Officer and Board member, entered into a certain Share Acquisition and Restriction Agreement (the “Share Acquisition Agreement”), pursuant to which Mr. Reilly has committed to purchase at least $5.0 million of the Company’s Common Stock through open market purchases no later than forty (40) trading days following the opening of the trading window under the Company’s insider trading policy following the announcement of the Company’s results for the second quarter of fiscal 2020 – and not to sell or otherwise dispose of such shares (the “Publicly Acquired Shares”) for at least one year following the date of purchase.

In addition, Mr. Reilly has agreed with the Company to rescind his recent net exercise of a stock option, effectively re‑acquiring the 5,905,597 shares of the Company’s Common Stock that had been forfeited to the Company at an effective price of $5.18 per share and reimbursing the Company in cash for the exercise price and tax withholding amount paid by the Company in connection with such net exercise. Mr. Reilly has also committed not to sell or otherwise transfer or dispose of any shares acquired upon a future exercise of such stock option (the “Option Shares”) until June 30, 2020, unless he acquires such Option Shares by net exercise, in which event he would not sell or otherwise dispose of such shares until one year following such net exercise.

Further, Mr. Reilly has committed to not to sell or otherwise transfer or dispose of any other shares of the Company’s Common Stock or other securities of the Company beneficially owned by him as of July 31, 2019 or issued upon exercise, issuance or settlement of any such security until January 31, 2020, provided that any portion of securities the vesting of which is or has been accelerated pursuant to his Executive Transition Agreement dated June 5, 2019, or any shares issued in respect of such accelerated portion, will not be sold or otherwise transferred or disposed of prior to July 31, 2020.

The foregoing commitments would not apply to transfers in connection with a change in control of the Company and specified estate planning transfers the recipients of which are subject to similar commitments.

The foregoing summary of the Share Acquisition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Share Acquisition Agreement, the copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10‑Q for the quarter ending July 31, 2019. A copy of the aforementioned Executive Transition Agreement was filed as Exhibit 10.01 to the Company’s Current Report on Form 8‑K filed with the SEC on June 5, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 5, 2019	CLOUDERA, INC.

	By:	/s/ David Middler
	Name:	David Middler
	Title:	Chief Legal Officer